UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  October 7, 2013
Date of earliest event reported:  October 7, 2013
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required in Item 1.01 regarding the Executive Employment, Non-Compete and Confidentiality Agreement between MAXIMUS, Inc. (the “Company”) and Richard A. Montoni, relating to his continued employment as Chief Executive Officer and President of the Company, is incorporated by reference from Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, the Company entered into a four-year extension of the Executive Employment, Non-Compete and Confidentiality Agreement (the “Employment Agreement”) with Richard A. Montoni.  Under that extension the Employment Agreement will continue in force until April 24, 2018.  In addition, the extension provides that any restricted stock units and other equity awards made to Mr. Montoni in the future will continue to vest in accordance with their stated terms unless he is terminated for Cause or he terminates his employment for Good Reason (as those terms are defined in the Employment Agreement).  All other terms and conditions of the Employment Agreement remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 1.01 above.
Exhibit No.	Description

10.1	Extension letter between Richard A. Montoni and MAXIMUS, Inc. dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	October 7, 2013	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Extension letter between Richard A. Montoni and MAXIMUS, Inc. dated October 7, 2013